FORM N-SAR
SEMI-ANNUAL REPORT
FOR REGISTERED INVESTMENT COMPANIES
          Registrant Name     TURNER FUNDS

          File Number                   811-7527

          Registrant CIK Number:        0001006783


77. M) At the November 19, 2004 meeting of the
Board of Trustees of the Turner Funds, the Trustees approved the creation of the Turner Core
Growth Fund and approved the plan to reorganize the Constellation TIP Core Growth Fund into the
Turner Core Growth Fund. On Febuary 4, 2005, a plan of reorganization was filed by the Constellation Funds, a copy of which is attached as Appendix A to the responses for Question 77.
Effective February 25, 2005, the Board of
Trustees of the Constellation Funds voted to approve a proposal to reorganize the Constellation TIP Tax Managed U.S. Equity Fund with and into a newly-created series of the Turner Funds, called the Turner Core Growth Fund.
Prior to reorganization, the Constellation TIP
Tax Managed U.S. Equity Fund changed its name to the Constellation TIP Core Growth Fund. It also changed the Fund's non-fundamental investment objective from seeking long-term capital appreciation while attempting to minimize the impact of taxes on the returns earned by shareholders to seeking long-term capital appreciation. Each shareholder received a number of shares of the Turner Core Growth Fund equal in dollar value and in the number of shares of the Constellation TIP Tax Managed U.S. Equity Fund.



APPENDIX A
EXHIBIT B

FORM OF AGREEMENT AND PLAN OF REORGANIZATION
AGREEMENT AND PLAN OF REORGANIZATION dated as of February __, 2005 (the
"Agreement"), by and between Constellation
Funds, a Delaware statutory trust, on
behalf of the Constellation Core Growth Fund
(the "Acquired Fund"), and Turner
Funds, a Massachusetts business trust, on behalf of Turner Core Growth Fund
(the "Acquiring Fund").
WHEREAS, Turner Funds was organized on January
26, 1996 under
Massachusetts law as a business trust and is an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the
"1940 Act"). The Trust has authorized capital consisting of an unlimited number of units of beneficial interest without par value of separate series of Turner
Funds. The Acquiring Fund is a duly organized and validly existing series of
Turner Funds;
WHEREAS, Constellation Funds was organized on October 25, 1993 under
Delaware law as a business trust and is an open-end management investment company registered under the 1940 Act.
Constellation Funds has authorized
capital consisting of an unlimited number of units of beneficial interest with no par value of separate series of Constellation Funds. The Acquired Fund is a duly organized and validly existing series of Constellation Funds;
NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to effect the transfer of all of the assets of the Acquired Fund solely in exchange for the assumption by the Acquiring Fund of all or substantially all of the liabilities of the Acquired Fund and units of beneficial interest of the Acquiring Fund
("Acquiring Fund Shares") followed by
the distribution at the Effective Time (as defined in Section 9 of this Agreement) of the Acquiring Fund Shares to the holders of units of beneficial interest of the Acquired Fund ("Acquired Fund
Shares") on the terms and
conditions hereinafter set forth in
liquidation of the Acquired Fund. The
parties hereto covenant and agree as follows:
1. Plan of Reorganization. At the Effective
Time, the Acquired Fund will assign,
deliver, and otherwise transfer all of its assets and good and marketable title thereto, and assign all or substantially all of the liabilities as are set forth in a statement of assets and responsibilities to be prepared as of the Effective Time (the "Statement of Assets and Liabilities"), to the
Acquiring Fund free and clear of all liens, encumbrances, and adverse claims, except as provided in this Agreement, and the Acquiring Fund shall acquire all such assets, and shall assume all such liabilities of the Acquired Fund, in exchange for delivery to the Acquired Fund by the Acquiring Fund of a number of Acquiring Fund Shares (both full and fractional) equivalent in number and value to the Acquired Fund Shares outstanding immediately prior to the Effective Time. The assets and stated liabilities of the Acquired Fund, as set forth in the Statement of Assets and Liabilities, shall be exclusively assigned to and assumed by the Acquiring Fund.
All debts, liabilities,
obligations, and duties of the Acquired Fund, to the extent that they exist at or after the Effective Time and are stated in the Statement of Assets and Liabilities, shall after the Effective Time attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund.
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
2. Transfer of Assets. The assets of the Acquired Fund to be acquired by the Acquiring Fund and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, and receivables (including interest and dividends receivable) as set forth in the Statement of Assets and
Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired
Fund, and other property owned by the Acquired
Fund at the Effective Time.
3. Liquidation of the Acquired Fund. At the
Effective Time, the Acquired Fund
will liquidate and the Acquiring Fund Shares
(both full and fractional)
received by the Acquired Fund will be
distributed to the shareholders of
record of the Acquired Fund as of the
Effective Time in exchange for their
respective Acquired Fund Shares and in
complete liquidation of the Acquired
Fund. Each shareholder of the Acquired Fund will receive a number of
Acquiring Fund Shares equal in number and value to the Acquired Fund Shares held by that shareholder, and each Acquiring
Fund Share and Acquired Fund
Share will be of equivalent net asset value per share. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of the Acquired Fund that represents the respective number of Acquiring Fund
Shares due such shareholder. As soon as
practicable after the Effective Time,
Turner Funds shall take any and all steps as shall be necessary and proper to effect a complete termination of the Acquired
Fund.
4. Representations and Warranties of the Acquiring Fund. The Acquiring Fund represents and warrants to the Acquired Fund as follows:
(a)  Organization, Existence, etc. Turner
Funds is a business trust duly
organized and validly existing under the laws of the Commonwealth of
Massachusetts and has the power to carry on its business as it is now being conducted.
(b)  Registration as Investment Company.
Turner Funds is registered under
the 1940 Act as an open-end management
investment company; such
registration has not been revoked or rescinded and is in full force and effect.
(c)  Shares to be Issued Upon Reorganization.
The Acquiring Fund Shares to
be issued by the Acquiring Fund in connection with the reorganization have been duly authorized and upon consummation of the reorganization will be validly issued, fully paid, and nonassessable. Prior to the
Effective Time, there shall be no issued and outstanding Acquiring
Fund Shares or any other securities issued by the Acquiring Fund.
(d)  Authority Relative to this Agreement.
Turner Funds, on behalf of the
Acquiring Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the
Turner Funds Board of Trustees, and no other proceedings by the
Acquiring Fund are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquiring
Fund is not a party to or obligated under any charter, bylaw, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, that would be violated by its executing and carrying out this Agreement.

(e) Liabilities. There are no liabilities of the Acquiring Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Fund Financial
Statements, if any, and
liabilities incurred in the ordinary course of business prior to the
Effective Time or otherwise previously
disclosed to the Acquired Fund,
none of which has been materially adverse to the business, assets, or results of operations of the Acquiring Fund.
(f)  Litigation. Except as previously
disclosed to the Acquired Fund, there
are no claims, actions, suits, or proceedings pending or, to the actual knowledge of the Acquiring Fund, threatened which would materially adversely affect the Acquiring Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.
(g)  Contracts. Except for contracts and
agreements disclosed to the
Acquired Fund, under which no default exists, the Acquiring Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever with respect to the Acquiring Fund.
(h)  Taxes. As of the Effective Time, all
federal and other tax returns and
reports of the Acquiring Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.
5.   Representations and Warranties of the
Acquired Fund. The Acquired Fund
represents and warrants to the Acquiring Fund as follows:
(a)  Organization, Existence, etc.
Constellation Funds is a statutory trust duly organized and validly existing under the laws of the State of
Delaware and has the power to carry on its business as it is now being conducted.
(b)  Registration as Investment Company.
Constellation Funds is registered
under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.
(c)  Financial Statements. The audited
financial statements of
Constellation Funds relating to the Acquired
Fund for the fiscal year
ended September 30, 2004 (the "Acquired Fund's
Financial Statements"),
as delivered to the Acquiring Fund, fairly present the financial position of the Acquired Fund as of the dates thereof, and the results of its operations and changes in its net assets for the periods indicated.

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

(d)  Marketable Title to Assets. The Acquired
Fund will have, at the
Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for such assets, the Acquiring Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances, and adverse claims.
(e)  Authority Relative to this Agreement.
Constellation Funds, on behalf
of the Acquired Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by
Constellation Funds' Board of Trustees, and, except for approval by the shareholders of the Acquired Fund, no other proceedings by the
Acquired Fund are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquired
Fund is not a party to or obligated under any charter, bylaw, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, that would be violated by its executing and carrying out this Agreement.
(f) Liabilities. There are no liabilities of the Acquired Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Fund's Financial
Statements, if any, and
liabilities incurred in the ordinary course of business prior to the
Effective Time, or otherwise previously
disclosed to the Acquiring
Fund, none of which has been materially
adverse to the business,
assets, or results of operations of the
Acquired Fund.
(g)  Litigation. Except as previously
disclosed to the Acquiring Fund,
there are no claims, actions, suits, or
proceedings pending or, to the
knowledge of the Acquired Fund, threatened which would materially adversely affect the Acquired Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.
(h)  Contracts. Except for contracts and
agreements disclosed to the
Acquiring Fund, under which no default exists, the Acquired Fund, at the Effective Time, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.
(i)  Taxes. As of the Effective Time, all
federal and other tax returns and
reports of the Acquired Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

6.   Conditions Precedent to Obligations of
the Acquiring Fund.

(a) All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective
Time.
(b) The Acquired Fund shall have delivered to the Acquiring Fund at the
Effective Time the Acquired Fund's Statement of Assets and
Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the
Treasurer or Assistant Treasurer of the
Acquired Fund as to the
aggregate asset value of the Acquired Fund's portfolio securities.
7.   Condition Precedent to Obligations of the
Acquired Fund. All
representations and warranties of the
Acquiring Fund contained in this
Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.
8.   Further Conditions Precedent to
Obligations of the Acquired Fund and the Acquiring Fund. The obligations of the Acquired Fund and the Acquiring Fund to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:
(a)  Such authority from the Securities and
Exchange Commission and state
securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.
(b)  The Registration Statement on Form N-1A
of the Acquiring Fund shall be
effective under the Securities Act of 1933 and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act of 1933.
(c)  The shares of the Acquiring Fund shall
have been duly qualified for
offering to the public in all states of the United States, the
Commonwealth of Puerto Rico, and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.
(d) The Acquired Fund and the Acquiring Fund shall have received on or before the Effective Time an opinion of counsel satisfactory to the
Acquired Fund and the Acquiring Fund
substantially to the effect that
for federal income tax purposes:
(1) No gain or loss will be recognized to the Acquired Fund upon the transfer of its assets in exchange solely for Acquiring Fund
Shares and the assumption by the Acquiring
Fund of the
corresponding Acquired Fund's stated
liabilities;

(2) No gain or loss will be recognized by the Acquiring Fund on its receipt of the Acquired Fund's assets in exchange for Acquiring
Fund Shares and the assumption by the
Acquiring Fund of the
Acquired Fund's liabilities;
(3)  The basis of the Acquired Fund's assets
in the Acquiring Fund's
hands will be the same as the basis of those assets in the
Acquired Fund's hands immediately before the Effective Time;
(4)  The Acquiring Fund's holding period for
the assets transferred to
the Acquiring Fund by the Acquired Fund will include the holding period of those assets in the Acquired Fund's hands immediately before the Effective Time;
(5) No gain or loss will be recognized by the Acquired Fund on the distribution of Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for their Acquired
Fund Shares;
(6) No gain or loss will be recognized by the Acquired Fund's shareholders as a result of the Acquired
Fund's distribution of
Acquiring Fund Shares to the such shareholders in exchange for such shareholders' Acquired Fund Shares;
(7)  The basis of Acquiring Fund Shares
received by the Acquired
Fund's shareholders will be the same as the adjusted basis of such shareholders' Acquired Fund Shares surrendered in exchange therefor; and
(8)  The holding period of Acquiring Fund
Shares received by the
Acquired Fund's shareholders will include such shareholders' holding period for Acquired Fund Shares surrendered in exchange therefor, provided that said Acquired Fund
Shares were held as
capital assets as of the Effective Time.
(f)  This Agreement and the reorganization
contemplated hereby shall have
been approved by at least a majority of the outstanding shares of the
Acquired Fund entitled to vote on the matter.
(g) The Board of Trustees of Turner Funds, at a meeting duly called for such purpose, shall have approved this Agreement and authorized the issuance by the Acquiring Fund of Acquiring
Fund Shares at the
Effective Time in exchange for the assets of the Acquired Fund pursuant to the terms and provisions of this Agreement.
9. Effective Time of the Reorganization. The exchange of the Acquired Fund's assets for Acquiring Fund Shares shall be effective as of close of business on Friday, January 28, 2005, or at such other time and date as fixed by the mutual consent of the parties (the "Effective
Time").

10.  Termination. This Agreement and the
transactions contemplated hereby may be
terminated and abandoned without penalty by
resolution of the Board of
Trustees of Turner Funds and/or by resolution
of the Board of Trustees of
Constellation Funds, at any time prior to the
Effective Time, if
circumstances should develop that, in the
opinion of either Board, make
proceeding with the Agreement inadvisable.
11.  Amendment. This Agreement may be amended,
modified, or supplemented in such
manner as may be mutually agreed upon in
writing by the parties; provided,
however, no such amendment may have the effect
of changing the provisions
for determining the number or value of
Acquiring Fund Shares to be paid to
the Acquired Fund's shareholders under this
Agreement to the detriment of
the Acquired Fund's shareholders.
12.  Governing Law. This Agreement shall be
governed and construed in accordance
with the laws of Delaware.
13.  Notices. Any notice, report, statement or
demand required or permitted by
and provision of this Agreement shall be in
writing and shall be given by
prepaid telegraph, telecopy, certified mail,
or overnight express courier
addressed as follows:
If to the Acquired Fund:                If to
the Acquiring Fund:
        ------------------------
-------------------------

        John H. Grady
Thomas R. Trala
        1205 Westlakes Drive, Suite 280
1205 Westlakes Drive, Suite 100
        Berwyn, PA 19312
Berwyn, Pennsylvania 19312
        Telephone: 484.329.2801
Telephone: 888.329.2300
        Fax: 484.329.2855
Fax: 610.786.0822

        With a copy to:
With a copy to:





14.  Fees and Expenses.

(a) The Acquiring Fund and the Acquired Fund each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
(b) Except as otherwise provided for herein, all expenses of the reorganization contemplated by this Agreement will be borne by Turner
Investment Partners, Inc., the investment adviser to the Turner Funds.
Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement, (ii) expenses associated with preparing and filing proxy and/or information statement materials, (iii) solicitation costs in connection with obtaining shareholder approval of the reorganization, (iv) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify
Acquiring Fund Shares to
be issued in connection herewith in each state in which the Acquired
Fund's shareholders are resident as of the Effective Date, (v) accounting fees, (vi) legal fees, and (vii) the Acquiring Fund's federal and state registration fees.
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

15.  Headings, Counterparts, Assignment.

(a)  The article and section headings
contained in this Agreement are for
          reference purposes only and shall
not affect in any way the meaning or
interpretation of this Agreement.
(b)  This Agreement may be executed in any
number of counterparts, each of
which shall be deemed an original.
(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.
16. Entire Agreement. The Acquiring Fund and the Acquired Fund each agree that neither party has made any representation, warranty, or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
17.  Further Assurances. The Acquiring Fund
and the Acquired Fund each shall
take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.
18. Binding Nature of Agreement. As provided in each party's bylaws, this
Agreement was executed by the undersigned officers of Constellation Funds and Turner Funds, on behalf of the Acquired
Fund and the Acquiring Fund,
respectively, as officers and not
individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of the Acquired Fund and the Acquiring Fund. Moreover, no series of either
Constellation Funds or Turner
Funds shall be liable for the obligations of any other series of
Constellation Funds or Turner Funds.

IN WITNESS WHEREOF, each of the parties has duly caused this Agreement to be executed as of the day and year first written above.

Attest:
TURNER FUNDS


________________________
By:________________________________

Name:______________________________
Title:_____________________________


Attest:
CONSTELLATION FUNDS


________________________
By:________________________________

Name:______________________________
Title:_____________________________